Exhibit 99.1

Investor/Media Contact:

Mark Francois

Senior Director, Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

mfrancois@alphatecspine.com

ALPHATEC SPINE ANNOUNCES FIRST QUARTER 2012 REVENUE AND FINANCIAL RESULTS

CARLSBAD, CA, May 8, 2012 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today financial results for the first quarter of fiscal 2012, ended March 31, 2012.

First Quarter 2012 Highlights

•	Sales levels in core U.S. Hospital business remains strong and grew sequentially from Q411

•	Sales growth in select international markets, most notably Japan and Latin America, remains strong

•	Gross margin improves 140 basis points vs. Q111 to 65.7%

•	Gross profit margin improvement and operating expense control drives record Adjusted EBITDA of $6.2 million

First Quarter 2012 Financial Results

Consolidated revenues for the first quarter of 2012 were $48.5 million compared to $49.7 million reported for the first quarter of 2011. U.S. revenues for the first quarter 2012 were $32.6 million, compared to $33.9 million reported for the first quarter of 2011. International revenues in the first quarter of 2012 were $15.9 million, which is equal to the amount reported for the first quarter of 2011. International revenue continued to benefit from growth in Japan and Latin America.

Gross profit and gross margin for the first quarter of 2012 was $31.8 million and 65.7 percent, respectively, compared to $32.0 million and 64.3 percent, respectively, for the first quarter of 2011. Gross profit in the first quarter of 2012 was reduced by $1.0 million for the amortization of a licensed intangible asset as part of the Cross Medical settlement that will be recorded in the first quarter of 2012 and the subsequent six quarters, as noted below. Excluding this amount, gross profit and gross profit margin would have been $32.9 million and 67.8 percent, respectively.

As previously reported in January 2012, the Company announced that it had reached a global settlement agreement with Cross Medical Products regarding a license agreement dispute initiated by Cross Medical and a patent infringement suit initiated by the Company. As part of the settlement, the Company agreed to pay Cross Medical $18 million. An initial payment of $5 million dollars was made in January 2012. The Company expensed $9.8 million in the fourth quarter of 2011, which was charged to operating expenses as a legal settlement adjustment. With respect to the remaining $8.2 million, $8.0 million will be recorded as a licensed intangible asset to be amortized over the first quarter of 2012 and the subsequent six quarters in 2012 and 2013, plus imputed interest of $0.2 million.

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Total operating expenses for the first quarter of 2012 were $31.9 million, or 65.9 percent of revenues, reflecting a decrease of $2.4 million, compared to the first quarter of 2011.

Net loss for the first quarter of 2012 was $1.3 million, or ($0.01) per share (basic and diluted), compared to a net loss of $1.9 million, or ($0.02) per share (basic and diluted) for the first quarter of 2011.

Adjusted EBITDA in the first quarter of 2012 was $6.2 million, or 12.8 percent of revenues, compared to $4.4 million, or 8.8 percent reported for the first quarter of 2011. Adjusted EBITDA in the first quarter of 2012 was the highest result since the Company’s initial public offering in 2006.

Cash and cash equivalents were $16.9 million at March 31, 2012, reflecting a decrease of $3.8 million, compared to the cash position as of December 31, 2011. The Company’s cash position at March 31, 2012 reflects a payment of $5.0 million to Cross Medical as part of the settlement noted above.

“Considering the ongoing headwinds in the spine market and the difficult comparison we faced with the first quarter of 2011, our first quarter of 2012 was respectable,” said Les Cross, chairman and chief executive officer. “We are pleased with the improved operating performance for the Company that helped drive strong Adjusted EBITDA growth.

“Pricing and lower procedure volumes continue to challenge global spine markets and contributed to lower first quarter revenue of about $1.3 million compared to the first quarter of 2011.

“In our U.S. Hospital channel, our primary domestic business, sales were in line with the first quarter of 2011. Excluding our Xenon pedicle screw system, U.S. Hospital sales grew about 3% over the first quarter of 2011 and about 1% sequentially from the fourth quarter of last year, in spite of market pressures. U.S. Hospital sales were driven by Biologics and our MIS products.

“Sales in our U.S. Stocking Distributor channel were lower by about $1 million, compared to Q1 2011. The first quarter of 2011 benefitted from several initial large stocking orders that we did not replicate in Q1 2012. Additionally, we believe many of our Stocking Distributors are reducing their on-hand inventory levels in response to lower procedure volumes.

“International revenue continues to be driven by strong growth in Japan and Latin America. Sales in Europe and the Middle East continue to struggle as political and economic conditions as well as government healthcare spending remain challenging.

“On the operational side of our business, we made good progress in the first quarter with our performance improvement initiatives. Our initial efforts have been focused on those initiatives that support near-term revenue generation and enhance our customers’ experience.

“To help strengthen gross margins, we plan to begin in-house manufacturing of certain products currently manufactured by third-parties. Our first product will be Trestle Luxe® and we are nearing the completion of the manufacturing validation for this product.

“We are also implementing lean practices in our manufacturing operations. We have recently mapped many of our current processes and identified significant opportunities to reduce work-in-process (WIP), shorten cycle times, improve fill rates and lower shipping costs. Collectively, we believe these streamlining activities should contribute to our cost savings goal of approximately $2 million in annualized benefit once fully implemented.”

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Mr. Cross finished by saying, “While we still have a lot more work to do to implement our sales productivity initiatives, strengthen our gross profit margins and reduce our global operating expense profile, we are pleased with our progress and the benefit this has had on our margin structure and on our long-term goal of achieving 20%-plus non-GAAP Adjusted EBITDA margins. Additionally, today’s 8K filing of a new equity line of credit arrangement for Alphatec Spine should strengthen our balance sheet and enable us to accelerate investment in our product commercialization efforts. You have our commitment that Alphatec Spine will remain dedicated to conducting its business with a sense of urgency, accountability and excellence.”

2012 Financial Guidance

Financial guidance for the remainder of 2012 is as follows: For full year 2012 annual revenue guidance will be in the range of $204 million to $209 million, or 3% to 6% growth over 2011. Adjusted EBITDA guidance will be in the range of $23 million to $27 million (or 11% to 13% of sales). The Company expects to generate positive cash flow for the full year 2012 after fulfilling its banking and legal settlement obligations. Revenue accumulation throughout 2012 will be biased towards the second half of the year.

Conference Call Information

Alphatec Spine has scheduled a conference call to discuss its financial results beginning today, May 8, 2012, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by dialing (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq: ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven products that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its U.S. operations, the Company also markets its products in over 50 international markets through its affiliate, Scient’x S.A.S., via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa. In Latin America, the Company conducts its business through its subsidiary, Cibramed Produtos Medicos. In Japan, the Company markets its products through its subsidiary, Alphatec Pacific, Inc. In the rest of Asia and Australia, the Company sells its and Scient’x’s products through it’s and Scient’x’s distributors.

Non-GAAP Information

Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as in-process research and development expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to

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adjusted EBITDA measures used by other companies and is not a measurement under GAAP. Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include references to Alphatec Spine’s 2012 revenue, adjusted EBITDA, free cash flow and earnings projections; new product development and market success of those products; and reductions in the Company’s manufacturing costs and operating expenses. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to; the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; the successful global launch of the Company’s new products and the products in its development pipeline; ; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including Trestle Luxe; failure to successfully implement streamlining activities to create anticipated savings; failure to successfully begin in-house manufacturing of certain products; failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process; Alphatec Spine’s ability to develop and expand its U.S. and/or global revenues; continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; Alphatec Spine’s ability to compete with other competing products and with emerging new technologies; product liability exposure; failure to meet all financial obligations in the Cross Medical Settlement; patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2011, filed on March 5, 2012 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$16,859	$20,666
Accounts receivable, net	40,570	41,711
Inventories, net	48,155	45,916
Prepaid expenses and other current assets	5,901	6,888
Deferred income tax assets	1,401	1,248

Total current assets	112,886	116,429
Property and equipment, net	32,089	31,476
Goodwill	171,386	168,609
Intangibles, net	45,628	47,144
Other assets	2,693	3,034

Total assets	$364,682	$366,692

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,431	$17,390
Accrued expenses	28,359	32,583
Deferred revenue	3,124	2,768
Current portion of long-term debt	3,653	4,396

Total current liabilities	49,567	57,137
Total long term liabilities	42,637	40,624
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	248,875	245,328

Total liabilities and stockholders’ equity	$364,682	$366,692

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues	$48,461	$49,720
Cost of revenues	16,263	17,373
Amortization of acquired intangible assets	379	396

Total cost of revenues	16,642	17,769

Gross profit	31,819	31,951
Operating expenses:
Research and development	4,010	5,413
Sales and marketing	18,536	18,629
General and administrative	8,825	9,142
Amortization of acquired intangible assets	574	530
Restructuring expenses	—	599

Total operating expenses	31,945	34,313

Operating loss	(126)	(2,362)
Interest and other income (expense), net	(928)	(254)

Loss before taxes	(1,054)	(2,616)
Income tax provision (benefit)	207	(749)

Net loss	$(1,261)	$(1,867)

Net loss per common share:
Basic and diluted net loss per share	$(0.01)	$(0.02)
Weighted-average shares - basic and diluted	88,938	88,697

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended March 31,
	2012	2011
Operating loss, as reported	$(126)	$(2,362)
Add back:
Depreciation	3,456	3,772
Amortization of intangible assets	1,394	305
Amortization of acquired intangible assets	953	926

Total EBITDA	5,677	2,641
Add back significant items:
Stock-based compensation	547	714
Acquisition-related inventory step-up	—	430
Restructuring expenses	—	599

EBITDA, as adjusted for significant items	$6,224	$4,384

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended March 31,		% Change	Impact from Foreign Currency
	2012	2011
Revenues by geographic segment
U.S.	$32,561	$33,860	-3.8%	0.0%
International	15,900	15,860	0.3%	-0.7%

Total revenues	$48,461	$49,720	-2.5%	-0.2%

Gross profit by geographic segment
U.S.	$22,847	$24,420
International	8,972	7,531

Total gross profit	$31,819	$31,951

Gross profit margin by geographic segment
U.S.	70.2%	72.1%
International	56.4%	47.5%

Total gross profit margin	65.7%	64.3%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2011 revenues due to the change in foreign exchange rates for the periods presented.

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